EXHIBIT 23
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of Empire Petroleum Corporation of our report dated April 2, 2007 relating to our audit of the financial statements, which is part of this Registration Statement. Our report dated April 2, 2007, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.




/s/ Tullius Taylor Sartain & Sartain, LLP
Tulsa, Oklahoma
July 2, 2007